UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2005

WILSON BROTHERS USA, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-51095	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1072 U.S. Highway 175
Kaufman, Texas	75142
(Address of principal executive offices)	(Zip Code)

(972) 962-5484
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2005, Numo Manufacturing, Inc. (“Numo”), a wholly-owned subsidiary of Wilson Brothers USA, Inc. (the “Company”), together with the Company and John H. Sanford, the Company’s Chief Executive Officer and Chief Financial Officer, entered into a series of transactions to refinance  Numo’s outstanding debt (the “Refinancing Transaction”). The material agreements relating to the Refinancing Transaction include the Loan and Security Agreement, dated November 23, 2005, between Numo and FCC, LLC, d/b/a First Capital (“First Capital,” and such agreement, the “Bank Loan Agreement”), the Variable Rate-Installment Note, dated November 23, 2005, between Numo and Comerica Bank (the “Comerica,” and such agreement, the “Installment Note”) and the Variable Rate-Single Payment Note, dated November 23, 2005, between Numo and Comerica (such agreement, the “Single Payment Note”). The terms of the Bank Loan Agreement, the Installment Note, the Single Payment Note and the Refinancing Transaction are described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Refinancing Transaction, the terms of the Master Revolving Note, Third Amendment to Credit Agreement and First Amendment to Advance Formula Agreement between Numo and Comerica dated July 10, 2003 (collectedly, the “Comerica Loans”) were terminated when Numo repaid the $3,377,846.76 outstanding principal balance, accrued interest and certain other fees on all of its outstanding obligations to Comerica on November 23, 2005.

The Comerica Loans had previously been amended by a series of Forbearance and Loan Modification Agreements during 2004 through 2005, the last of which was the Fifth Forbearance and Loan Modification Agreement dated September 15, 2005 between Numo and Comerica (collectively, the “Forbearance Agreements”). The Forbearance Agreements extended the term of the Comerica Loans, modified the interest rate and imposed certain modification and continuation fees. In addition, the terms of the Forbearance Agreements had Mr. Sanford personally guarantee up to the greater of $350,000 or the over advanced amounts as defined in the Forbearance Agreements to provide for additional security for the Numo indebtedness. The Forbearance Agreements were terminated as a result of the repayment of the Comerica Loans.

Pursuant to the terms of the Installment Note and the Single Payment Note, Comerica loaned Numo $500,000 and $125,000, respectively. The terms of the Installment Note and the Single Payment Note are described in Item 2.03 of this report, which is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The debt obligations from the Refinancing Transaction include: (1) the $3,750,000 Bank Loan Agreement with First Capital, which includes a $3,500,000 revolving line of credit and a $250,000 term loan; (2) the $500,000 loan from Comerica governed by the Installment Note; and (3) the $125,000 loan from Comerica governed by the Single Payment Note. Proceeds from the Refinancing Transaction were used by Numo to repay in full the Comerica Loans and to fund operations.

In connection with the Bank Loan Agreement, the Company and Mr. Sanford (collectively, the “Guarantors”) each executed an unconditional guarantee of Numo’s obligations to First Capital and provided First Capital a security interest in all of such Guarantors’ property. In addition, each Guarantor executed an unlimited guarantee of all of Numo’s existing and future indebtedness to Comerica.

The material terms of the Bank Loan Agreement, the Installment Note and the Single Payment Note are as follows:

Bank Loan Agreement. The Bank Loan Agreement consists of a revolving line of credit of $3,500,000 (the “Maximum Credit Amount”) and a term loan of $250,000. Interest on both loans is the greater of (i) the “Prime Rate” or (ii) 5.5% plus 2.5%. Payment of any amounts covered by the revolving line of credit and the term loan is due upon termination of the Bank Loan Agreement. In addition, Numo is required to make payments on the term loan of $4,166,67, plus accrued interest, on a monthly basis, beginning on January 1, 2006 and, unless the Bank Loan Agreement is terminated earlier, make final payment of all remaining amounts, plus accrued interest, on December 31, 2010. The “Prime Rate” is, at any time, the rate of interest as noted in The Wall Street Journal, Money Rate section. Pursuant to the Bank Loan Agreement, the loans are collateralized by all of Numo’s accounts, inventory, equipment, goods, general intangibles, negotiable collateral, investment property and securities as well as other property of Numo. First Capital charges a facility fee of 1% of the total Maximum Credit Amount per year. In addition, Numo will pay First Capital a monthly collateral management fee of $1,500.

The Bank Loan Agreement includes customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, maintenance of financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other indebtedness, the payment of dividends and the repurchase or redemption of its capital stock. The Bank Loan Agreement contains certain other representations and warranties, affirmative and negative covenants that are customary for credit arrangements of this type.

The Bank Loan Agreement also provides for customary events of default including, among other things, failure to pay any principal or interest when due, certain defaults upon other outstanding indebtedness, failure to comply with certain covenants, and certain insolvency or receivership events affecting Numo or the Guarantors. In addition to other available remedies, upon an event of default, First Capital can, without demand or notice, terminate the Bank Loan Agreement and declare all amounts owing under the Bank Loan Agreement immediately due and payable.

Installment Note. The Installment Note is for $500,000. It is to be repaid in monthly installments of $10,000 from December 10, 2005 through February 10, 2006 and monthly installments of $15,000 from March 10, 2006 through October 10, 2006. The remaining balance, including the unpaid interest, is due November 10, 2006. The interest rate on the Installment Note is the lesser of (i) 17.5% per annum or (ii) Comerica’s “Prime Rate” plus: (a) 5.25% per annum from November 23, 2005 through December 31, 2005; (b) 5.75% per annum from January 1, 2006 through March 31, 2006; (c) 6.25% per annum from April 1, 2006 through June 30, 2006; (d) 7.25% per annum from July 1, 2006 through September 30, 2006; and (e) 8.25% from October 1, 2006 to November 10, 2006; but in no event shall exceed the maximum rate permitted by law. Comerica’s Prime Rate is the annual rate of interest designated by Comerica and which is changed from time to time. A late payment charge equal to a reasonable amount not to exceed 5% of the late payment may be charged on the payment not received by Comerica within 10 calendar days after the payment due date.

The Installment Note provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events affecting Numo or the Guarantors. In addition to other available remedies, upon an event of default, Comerica can, with or without notice, declare all amounts owing under the Installment Note immediately due and payable, sell or liquidate any or all of the collateral and increase the interest rate by an additional 3%.

Single Payment Note. The Single Payment Note is for $125,000. The interest is to be paid monthly. If all liabilities to Comerica are paid in full by December 31, 2005, then the Single Payment Note will be reduced by $50,000. If all liabilities to Comerica are not paid in full before December 31, 2005, but are paid in full by March 31, 2006, then the Single Payment Note will be reduced by $25,000. If all liabilities to Comerica are not paid in full by March 31, 2006, then the Single Payment Note will be due in full at maturity with no reduction. The principal and unpaid interest is to be repaid on November 10, 2006. The interest rate on the Single Payment Note is the lesser of (i) 17.5% per annum or (ii) Comerica’s “Prime Rate” plus: (a) 5.25% per annum from November 23, 2005 through December 31, 2005; and (b) 9.75% per annum from January 1, 2006 through November 10, 2006; but shall not exceed the maximum rate permitted by law. Comerica’s Prime Rate is the annual rate of interest designated by Comerica and which is changed from time to time. A late payment charge equal to a reasonable amount not to exceed 5% of the late payment may be charged on the payment not received by Comerica within 10 calendar days after the payment due date.

The Single Payment Note provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events affecting Numo or the Guarantors. In addition to other available remedies, upon an event of default, Comerica can, with or without notice, declare all amounts owing under the Single Payment Note immediately due and payable, sell or liquidate any or all of the collateral or increase the interest rate by an additional 3%.

In connection with the Installment Note and the Single Payment Note, Numo granted Comerica a third priority security interest with respect to all of its property, including without limitation, its land, contracts, leases and rents, pursuant to that certain Deed of Trust, Security Agreement and Assignment of Rents entered into with Comerica as of November 23, 2005 (the “Deed of Trust”). In the Deed of Trust, Numo granted, to the Trustee, its property in trust, for the use and benefit of Comerica, to have and to hold the property unto Trustee until the indebtedness to Comerica is fully paid and satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BROTHERS USA, INC.

Date: November 30, 2005	By:	/s/ James R. Emmons
James R. Emmons
Chief Accounting Officer